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                                                               EXHIBIT 10(a)
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                                                     Amended August 12, 1999

                       MARSHALL & ILSLEY CORPORATION
                           AMENDED AND RESTATED
                   EXECUTIVE DEFERRED COMPENSATION PLAN


                                 ARTICLE I

                     Establishment of Plan and Purpose

      1.01. Establishment of Plan. Marshall & Ilsley Corporation has established the Marshall & Ilsley Executive Deferred Compensation Plan, effective as of January 1, 1997 (the "Plan").

      1.02. Purpose of Plan. The Plan shall permit a select group of senior management and highly compensated employees to enhance the security of themselves and their beneficiaries following the termination of their employment with the Companies (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions in the Companies.

            The parties intend that the arrangements described herein be unfunded for purposes of Title I in the Employee Retirement Income Security Act as amended from time to time.


                                ARTICLE II

                       Definitions and Construction

      As used herein, the following words shall have the following meanings:

      2.01. Definitions.

            (a) Account. The account maintained for each Participant pursuant to Article V, below.

            (b)   Administrator.  The person or persons selected pursuant to
Article VIII below to control and manage the operation and administration of the Plan.

            (c) Beneficiaries. Those persons designated by a Participant to receive benefits hereunder or, failing such a designation, the spouse or, if none, the Estate of a Participant.

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            (d)   Change of Control.  Change of Control means any of the
following: (a) the commencement by any person or group of persons, other than one or more of the Companies, of a tender or exchange offer for twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company; (b) the acceptance by the Board of Directors of the Company of, or the public recommendation by the Board that the stockholders of the Company accept, an offer from any person or group of persons, other than one or more of the Companies, to acquire twenty-five percent (25%) or more of either the outstanding shares of the common stock of the Company or the consolidated assets of the Company; (c) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term "group" and "beneficial ownership" as used in this paragraph having the meanings assigned thereto in Section 13(d) of the 1934 Act and the regulations promulgated thereunder); or (d) the Company (or any of the Companies in the aggregate representing at least 25% of the consolidated assets of the Companies), shall have entered into an agreement with any person, or any person shall have filed a draft or final application or notice with the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency or any other federal or state regulatory agency for approval, to (i) merge or consolidate with, or enter into any similar transaction with, the Company or such Companies, in which the Company or one of the Companies is not the survivor (ii) purchase, lease or otherwise acquire all or substantially all of the assets of the Company or such Companies, or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) or otherwise hold or own, securities representing twenty-five percent (25%) or more of the voting power of the Company or such Companies.

            (e) Companies. Marshall & Ilsley Corporation and any subsidiary thereof now or hereinafter created.

            (f) Company. Marshall & Ilsley Corporation, a Wisconsin corporation, or a successor thereof.

            (g) Company Contributions. The amount contributed or credited by the Company to the account of the Participant pursuant to Section 4.03 hereof.

            (h) Compensation. The total of the Participant's base salary, commissions, bonuses, and incentive pay which shall include amounts deferred by the Participant under this Plan or any other employee benefit plan of the Company. In all cases, Compensation shall include only compensation paid while an employee is a Participant in the Plan. Compensation shall not include any severance or salary continuation payments.

            (i) Disability. Disability as defined in the Company's Long-term Disability Plan.

            (j)   Employee.  An employee of any one or more of the Companies.

            (k)   Employment.  Employment with any one or more of the Companies.

            (l) Investment Election. The form filed by the Participant from time to time, substantially in the form of Exhibit A hereto, which designates the Participant's investment choices.

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            (m)   Participants.  Such senior management and highly compensated
Employees whom the Administrator has identified as eligible to defer Compensation hereunder and who elect to participate by deferring Compensation.

            (n) Plan. The Marshall & Ilsley Corporation Executive Deferred Compensation Plan, as stated herein and as amended from time to time.

            (o) Plan Year. The period beginning on January 1, 1997 and ending on December 31, 1997, and each 12-month period ending on each subsequent December 31.

            (p) Retirement. As to each Participant, the termination of his employment on or after attaining age 55, other than by reason of death or Disability, with at least 10 years of Service.

            (q) Service. As to each Participant, the period during which he has been employed by one or more of the Companies, including such period of time that he was employed by a predecessor in interest to one of the Companies.

            (r) Unforeseeable Emergency. An Unforeseeable Emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant or loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

      2.02. Construction.   The laws of the State of Wisconsin, as amended from
time to time, shall govern the construction and application of this Agreement. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Internal Revenue Code, Employee Retirement Income Security Act or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.


                                ARTICLE III

                                Eligibility

      3.01. Conditions of Eligibility. The Administrator shall, from time to time, specify the senior management and highly compensated Employees eligible to participate herein. Eligibility to participate in the Plan for one Plan Year does not guarantee eligibility for a subsequent Plan Year.

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      3.02. Commencement of Participation.  An individual identified as eligible to participate in the Plan for that Plan Year shall, by electing a deferral of Compensation on the form provided by the Administrator, commence participation as of (i) the first day of such Plan Year or (ii) such later date in that Plan Year as he first becomes eligible to participate in the Plan.

      3.03. Termination of Participation. An individual's right to defer Compensation hereunder shall cease as of the earlier of the (i) the termination of his Employment or (ii) failure of the Administrator to designate him as an Employee eligible to participate herein.


                                ARTICLE IV

            Deferral of Compensation and Company Contributions

      4.01. Amount and Manner of Deferral. A Participant must return the Deferral Election, substantially in the form of Exhibit B hereto, to the Company, no later than the date specified by the Company, indicating the amount of the Participant's salary or other Compensation for such Plan Year which he elects to defer hereunder, which election shall become irrevocable immediately upon commencement of such Plan Year. A Participant may defer (i) any portion not to exceed eighty percent (80%) of his base salary or (ii) up to 100% of his incentive or (iii) both, provided, however, that (a) the Participant may not defer less than $5,000 in a Plan Year and (b) the Participant's deferral election for a Plan Year shall relate to Compensation earned by him during such Plan Year whether or not paid during that Plan Year.

      If a Participant elects to defer a portion of his salary, the Company shall reduce the Participant's regular salary by an equal amount in each pay period during the Plan Year of deferral. If a Participant elects to defer all or a portion of his incentive, the Company shall reduce each such Compensation payment by the percentage or dollar amount elected by the Participant.

      4.02. Cessation of Deferral. In the event of an Unforeseeable Emergency, a Participant may request in writing that deferrals elected by that Participant hereunder cease for the then current Plan Year. Such Unforeseeable Emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant's control. The Administrator shall, in its reasonable judgment, determine whether such an Unforeseeable Emergency exists. Circumstances that will constitute an Unforeseeable Emergency shall depend on the facts of each case, consistent with the provisions of Treasury Regulation Section 1.457-2(h)(4) and (5). If the Administrator determines that such an Unforeseeable Emergency exists, the deferrals for such Plan Year shall cease as to the Participant. If the Administrator determines that no such emergency exists, the deferrals shall continue as originally elected. If a Participant, consistent with this paragraph, ceases deferrals in a Plan Year, the Participant may not resume deferrals hereunder (if otherwise eligible therefore) until the second Plan Year following the Plan Year in which such cessation occurred.

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      4.03. Company Contributions.  In the event that deferrals made by a
Participant pursuant to this Plan cause a reduction in the contributions by the Company for the benefit of that Participant to any other qualified or nonqualified retirement plan maintained by the Company, and such reduction is not contributed or credited to any other nonqualified retirement plan, the Company shall credit to the Participant's account under this Plan an amount equal to such net reductions in benefits. If, as a result of limitations contained in Sections 401(a)(17) and/or 415 of the Internal Revenue Code of 1986, as amended, or as a result of amounts deferred under the Plan, the contributions made to the Retirement Growth component of the retirement program of the Company on behalf of a person eligible to participate in the Plan are reduced, the Company shall credit an amount equal to such reduction to an account established for such person (the "SERP Account"). The SERP Account shall be a separate bookkeeping account and shall vest once the person has five years of vesting service as determined under the Retirement Growth component of the retirement program of the Company, taking into account service prior to the date hereof. Aside from the vesting requirement, the SERP Account shall be treated for all purposes of the Plan in the same manner as other Accounts.


                                 ARTICLE V

                                  Account

      5.01. Establishment of Account. Only for the purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant an Account to which the Company shall credit the amounts deferred under Sections 4.01 and 4.03 hereof.

      5.02. Nature of Account. The Account hereunder and assets, if any, acquired by the Company to measure a Participant's benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, a Participant, his Beneficiaries or any other person. Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their Beneficiaries, that Participants' rights hereunder (by electing to defer Compensation hereunder) are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure Participant's benefits hereunder or deferral of all or any portion of a Participants' Compensation hereunder does not prevent any property of the Company from being subject to the right of all the Company's creditors. The Company shall contribute all contributions hereunder to a trust created by the Company which will conform in all material respects to the terms of the Internal Revenue Service's model trust, as described in Revenue Procedure 92-64.

      5.03. Maintenance of Account.

            a. Accounts shall be reconciled on a quarterly basis. The Company shall increase the Account of each Participant by (i) the amount, if any, of his Compensation deferred during any calendar quarter , (ii) the amount, if any, contributed by the Company pursuant to Section 4.03 hereof and (iii) any income or gains resulting as if the Account, computed in accordance with subsection b, below, were invested pursuant to the timely-filed Investment Election in effect for such quarter and decrease the Account by (iv) any withdrawals from the Account during any calendar quarter and (v) any losses resulting as if the Account, computed in accordance with subsection b, below, were invested pursuant to the timely-filed Investment Election in effect for such calendar quarter.

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            b.    For purposes of computing the investment return on the Account for any quarter, the principal balance as of the first day of the relevant quarter shall equal the balance as of the end of the preceding quarter, increased by 50% of the Participant's and the Company's contributions, if any, made to the Account during the quarter pursuant to Sections 4.01 and 4.03 hereof, and decreased by any distributions made to the Participant or his Beneficiaries during the quarter.

      5.04. Investment Elections.

            a. A Participant may file an Investment Election setting forth his investment preferences used to value his Account. The initial investment options available to Participants are (i) the Moody's A Long-Term Corporate Bond Rate (the "fixed rate investment option") adjusted annually to equal the average yield for the month of September of the previous year and
                  (ii) the total return of the Standard & Poor's 500 Index for the applicable quarter. All investment elections must be in increments of 10%. If a Participant does not file an Investment Election, the Account shall be deemed to be invested in the fixed rate investment option. The Participant may change his investment preferences as of January 1 or July 1 in any year by delivering to the Company a new Investment Election at least 15 days prior to such effective date.

            b. A Participant's Account shall reflect only the performance of such investment indices and the Participant shall have no property right or security interest in the actual investment performance of any assets invested by the Company to provide for the payment of benefits under this Plan.

            c. Upon a Change of Control, the Company, the Administrator or any successor thereto, may not change the investment choices available to Participants hereunder without the consent of a majority of the holders of Account balances under the Plan.


                                ARTICLE VI

                                  Vesting

            Subject to the rights of the Company's creditors as set forth in
Section 5.01 above, the Account of a Participant, including all earnings accrued thereto, shall at all times be fully vested.

                                ARTICLE VII

                               Distributions

      7.01. For Reasons Other Than Death. In the event that the value of a Participant's Account exceeds $25,000 as of the quarter-end preceding his termination of employment, the Company shall pay an amount equal to the balance of a Participant's Account to him in accordance with his choice on the form of Payment Election, substantially in the form attached hereto as Exhibit C.

            If a Participant's employment terminates on or after age 55, other than because of death or Disability, and he has completed at least ten years of Service, he may elect to have his Account balance distributed in accordance with one of the following methods:

            (a) In a lump sum on or before February 15 of the year after the Participant's employment terminates.

            (b) In monthly installments, starting on January 1st of the year after the Participant's employment terminates, over 5 years using the declining balance method, computed annually.

            (c) In monthly installments, starting on January 1st of the year after the Participant's employment terminates, over 10 years using the declining balance method, computed annually.

            (d) In monthly installments, starting on January 1st of the year after the Participant's employment terminates, over 15 years using the declining balance method, computed annually.

            (e) In monthly installments, starting on January 1st of the sixth year after the Participant's employment terminates, over 5 years using the declining balance method, computed annually.

            (f) In monthly installments, starting on January 1st of the sixth year after the Participant's employment terminates, over 10 years using the declining balance method, computed annually.

            Notwithstanding the foregoing provisions of this Section 7.01, if the Participant's employment terminates (i) prior to age 55, (ii) on or after age 55 because of death or Disability, or (iii) on or after age 55 with less than ten years of Service, and he has elected pay-out pursuant to one of the monthly installment options above, his Account balance will be paid in monthly installments, starting on January 1st of the year after his employment terminates, over 5 years, regardless of his election.

            A Participant may change his Form of Payment Election at any time, however the change will only be effective if filed at least one year prior to his termination of Employment, except in the case of the initial election under the Plan. Notwithstanding any other provision of this Section 7.01 and any election previously made by the Participant, in the event that the value of the Account of the Participant is less than $25,000 as of the quarter-end preceding the termination of Employment, any distribution to a Participant shall be in the form of a lump sum on or before February 15 of the year after the Participant's employment terminates. If a Participant does not timely file a Form of Payment Election, he will be deemed to have elected payment in a lump sum.

      7.02. Upon Death.

            a. Upon a Participant's death, any balance remaining in his Account shall be paid by the Company in accordance with his Form of Payment Election except that such payments shall be made to the Beneficiary or Beneficiaries specified by the Participant or, if none, to his surviving spouse or, if none, to his Estate. Each Participant may designate a Beneficiary or Beneficiaries to receive the unpaid balance of his Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation substantially in the form attached hereto as Exhibit D.

            b. If a Participant's death occurs prior to the payment of any amounts to him hereunder, other than payments for emergencies, the Participant's Beneficiaries shall receive payments in accordance with Section 7.01 hereof.

            c. If a Participant designates multiple Beneficiaries as either primary or contingent Beneficiaries, and one of the Beneficiaries has predeceased the Participant, the deceased Beneficiary's share shall go to the Beneficiary's Estate. For example, if a Participant designates his spouse as the sole primary beneficiary and his three children as equal contingent beneficiaries, and if the spouse and one child predecease the Participant, the two children would each get one-third of the distributions from the Account and the predeceased child's one-third share would go to his Estate. The spouse's Estate would be entitled to nothing.

            d. If a Beneficiary survives a Participant but dies prior to receipt of the entire amount in the Account due him, the Company shall make payments to the Estate of the Beneficiary in accordance with the Form of Payment Election. For example, if the Participant's spouse is his primary Beneficiary and his three children are his contingent Beneficiaries, and if the spouse survives the Participant such that she is receiving distributions pursuant to the terms of this Plan, but dies prior to the receipt of all distributions to which she is entitled, any remaining distributions shall be paid to the spouse's Estate and not to the contingent beneficiaries.

      7.03. Emergencies. In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid prior to the normal time for payment of such amount. The Administrator shall, in its reasonable judgment, determine whether the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself, would not create a financial hardship) or by ceasing deferrals hereunder. Only if the Administrator determines that such an Unforeseeable Emergency exists, the Company shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of (a) the amount requested or (b) the amount reasonably necessary to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the payments shall be made and shall immediately reduce the balance in the recipient's Account by the amount of such payment.


                               ARTICLE VIII

                        Administration of the Plan

      8.01. Appointment of Separate Administrator. The Company shall, in writing, appoint a separate Administrator. Any person including, but not limited to, an Employee, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Company of the member or members so designated. The Company shall accept and rely upon any document executed by such member or members as written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

      8.02. Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection b. or c. below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

            a. To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

            b. To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

            c. The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

            d. To resolve all questions arising in the administration, interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

            e. To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

            f. To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

      8.03. Records and Notices. The Administrator shall maintain all books of accounts, records and other data as may be necessary for proper plan administration.

      8.04. Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid by the Company. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

      8.05. Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

      8.06. Appeal Procedure for Denial of Benefits. A Participant or a Beneficiary ("Claimant") may file with the Administrator a written claim for benefits, if the Participant or Beneficiary believes the distribution procedures of the Plan have not provided him his proper benefit under this Plan. Such claim must be filed by certified mail, return receipt requested, to the address for notice contained in Section 9.04 hereof. The Administrator must render a decision on the claim within 60 days of the receipt of the Claimant's written claim for benefits. The Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Administrator has denied. The Administrator's notice to the Claimant must set forth:

            (a)   The specific reason for the denial;

            (b) Specific references to pertinent Plan provisions on which the Administrator based its denial;

            (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

            (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrator within 75 days after receipt of the Administrator's notice of denial of benefits and must be filed by certified mail, return receipt requested. The Administrator's notice must further advise the Claimant that his failure to appeal the action to the Administrator in writing within the 75-day period will render the Administrator's determination final, binding and conclusive.

            The Administrator's notice of denial of benefits must identify the persons who serve as the Administrator and the name and address of the Administrator to whom the Claimant may forward his appeal.

            If the Claimant should appeal to the Administrator, he, or his duly authorized representative, may submit in writing whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent documents. The Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrator must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Administrator render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for appeal.


                                ARTICLE IX

                            General Provisions

      9.01. Assignment. No Participant or Beneficiary may sell, assign, transfer encumber or otherwise dispose of the right to receive payments hereunder. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or a Beneficiary.

      9.02. Employment Not Guaranteed by Plan. The establishment of this Plan and the designation of an Employee as a Participant, shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

      9.03. Termination and Amendment. The Company may at any time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that (i) the Participant shall be fully vested in his Account hereunder as of the date on which the Plan is terminated or suspended, (ii) no amendment shall eliminate the crediting of an investment return on an Account prior to the complete distribution thereof or provide for a distribution method which accelerates the timing of distributions hereunder without the consent of a Participant and (iii) subsequent to a Change of Control, unless a majority of the holders of Account balances agree to the contrary, the Company or the Administrator may not alter (a) the choice of investments in the Investment Election as in effect immediately before the Change of Control and (b) the payout options contained in the Form of Payment Election as in effect immediately before the Change of Control.

      9.04. Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by certified mail, return receipt requested, addressed, in the case of the Company to the Corporate Secretary at 770 North Water Street, Milwaukee, Wisconsin 53202 and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company. The addresses referenced herein may be changed by a notice delivered in accordance with the requirement of this Section 9.04.

      9.05. Limitation on Liability. In no event shall the Company, Administrator or any employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or the trust established in connection with the Plan.

      9.06. Indemnification. The Company shall indemnify the Administrator and any employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or the trust established pursuant to the Plan. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Company and such person's rights shall inure to the benefit of his heirs and representatives.

      9.07. Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

      9.08. Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

MW85168_5.DOC